Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233960 on Form F-3 of our report dated February 9, 2021, relating to the financial statements of Heineken N.V. appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

April 14, 2021